     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1999



                                            REGISTRATION STATEMENT NO. 333-82723

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1



                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            PHARMACIA & UPJOHN, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   2834                                  98-0155411
      (STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER IDENTIFICATION NO.)
   OF INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)

                            ------------------------
                               95 CORPORATE DRIVE

                         BRIDGEWATER, NEW JERSEY 08807
                                 (908) 306-4400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------
                              DON W. SCHMITZ, ESQ.

                            PHARMACIA & UPJOHN, INC.
                               95 CORPORATE DRIVE
                         BRIDGEWATER, NEW JERSEY 08807
                                 (908) 306-4400
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           -------------------------
                                   COPIES TO:

                 ANDREW D. SOUSSLOFF, ESQ.                                     MARC M. ROSSELL, ESQ.
                    SULLIVAN & CROMWELL                                         SHEARMAN & STERLING
                     125 BROAD STREET                                          599 LEXINGTON AVENUE
                 NEW YORK, NEW YORK 10004                                    NEW YORK, NEW YORK 10022
                      (212) 558-4000                                              (212) 848-4000

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                                               PROPOSED           PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                   AMOUNT TO BE         MAXIMUM OFFERING      AGGREGATE OFFERING
          SECURITIES TO BE REGISTERED                REGISTERED(1)        PRICE PER UNIT(2)           PRICE(2)
---------------------------------------------------------------------------------------------------------------------
Debt Securities(3)..............................                                 100%
------------------------------------------------                        ---------------------
Debt Warrants(3)................................   $1,000,000,000(4)              --            $1,000,000,000(4)(5)
------------------------------------------------                        ---------------------
Preferred Stock(3)..............................                                  --
------------------------------------------------                        ---------------------
Common Stock, together with attached rights to
  purchase Participating Preferred Stock(3).....                                  --
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

------------------------------------------------  ----------------------
------------------------------------------------  ----------------------

             TITLE OF EACH CLASS OF                     AMOUNT OF
          SECURITIES TO BE REGISTERED                REGISTRATION FEE
------------------------------------------------  ----------------------
Debt Securities(3)..............................
------------------------------------------------
Debt Warrants(3)................................         $278,000
------------------------------------------------
Preferred Stock(3)..............................
------------------------------------------------
Common Stock, together with attached rights to
  purchase Participating Preferred Stock(3).....
-----------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------


(1) In United States dollars or the equivalent thereof in one or more other currencies, currency units or composite currencies.
(2) Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o).
(3) Also includes such indeterminate amounts of Debt Securities, Debt Warrants, Preferred Stock and Common Stock as may be issued upon conversion of or exchange for any other securities that provide for conversion or exchange into Debt Securities, Debt Warrants, Preferred Stock or Common Stock.
(4) Such amount represents the principal amount of Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, the issue price of any Debt Warrants, the issue price of any Debt Securities issuable upon the exercise of Debt Warrants, the liquidation preference of any Preferred Stock and the issue price of any Common Stock.
(5) No separate consideration will be received for the Debt Securities, Debt Warrants, Preferred Stock or Common Stock issuable upon conversion of, or in exchange for, Debt Securities and Preferred Stock.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-82723) is being filed solely for the purpose of amending the description of the Common Stock being registered by the Company that appears in the table on the facing page of the Registration Statement. Accordingly, the form of prospectus which forms a part of this Registration Statement has been omitted from this filing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the fees and expenses payable by Pharmacia & Upjohn, Inc. in connection with the securities being registered hereby:

Securities and Exchange Commission registration fee.........  $278,000
Legal fees and expenses.....................................   250,000
Accountants' fees and expenses..............................    30,000
Blue sky fees and expenses..................................     8,000
Indenture trustees' fees and expenses.......................     9,000
Printing....................................................    15,000
                                                              --------
     Total..................................................  $590,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Certificate of Incorporation and By-laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its executive officers and directors. The Registrant has also purchased and maintains insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his capacity as such.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


EXHIBIT                               DESCRIPTION
-------                               -----------
 1.1      --  Form of Underwriting Agreement for the Securities.*
 4.1      --  Restated Certificate of Incorporation of Pharmacia & Upjohn
               (incorporated by reference to Exhibits 4.1 and 4.2 to
               Pharmacia & Upjohn's Registration Statement on Form S-8
               filed May 3, 1996).*
 4.2      --  Restated By-Laws of Pharmacia & Upjohn (incorporated by reference to Exhibit 3.2 to Pharmacia & Upjohn's Annual
               Report on Form 10-K for the year ended December 31, 1998,
               filed March 30, 1999).*
 4.3      --  Form of Indenture*
 4.4      --  Form of Debt Securities (included in Exhibit 4.3).*
 4.5      --  Form of Debt Warrant Agreement between Pharmacia & Upjohn,
               Inc. and the Debt Warrant Agent, including a form of Debt
               Warrant Certificate.*
 5        --  Opinion of Sullivan & Cromwell.*

EXHIBIT                               DESCRIPTION
-------                               -----------
12.1      --  Computation of Earnings to Fixed Charges and Earnings to
               Fixed Charges and Preferred Stock Dividends.*
15        --  Awareness Letter from PricewaterhouseCoopers LLP, concerning unaudited interim financial information.*
23(a)     --  Consent of PricewaterhouseCoopers LLP.*
23(b)     --  Consent of Sullivan & Cromwell (included in Exhibit 5).*
24.1      --  Powers of Attorney (included in signature page).*
25.1      --  Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939, as amended, of The Bank of New York.*


------------------------

* Previously filed.


     (b) Financial Statement Schedules.

     Schedules are omitted because they are either not required, are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

     (c) Reports, Opinions and Appraisals.

     Not applicable.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any fact or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 (the "Exchange Act") that are incorporated in this Registration Statement;

          (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BRIDGEWATER, NEW JERSEY, ON THIS 23RD DAY OF JULY, 1999.


                                          PHARMACIA & UPJOHN, INC.

                                          By         /s/ FRED HASSAN
                                            ------------------------------------
                                             Fred Hassan
                                             President and Chief Executive
                                             Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.




SIGNATURE                                                         TITLE                     DATE
---------                                                         -----                     ----
                  /s/ FRED HASSAN                    President and Chief Executive      July 23, 1999
---------------------------------------------------    Officer and Director
                    Fred Hassan

             /s/ CHRISTOPHER COUGHLIN                Executive Vice President and       July 23, 1999
---------------------------------------------------    Chief Financial Officer
               Christopher Coughlin                    (Principal Financial Officer)

                /s/ ROBERT THOMPSON                  Senior Vice President              July 23, 1999
---------------------------------------------------    (Principal Accounting
                  Robert Thompson                      Officer)

                         *                                      Director                July 23, 1999
---------------------------------------------------
                 Richard H. Brown

                         *                                      Director                July 23, 1999
---------------------------------------------------
                 Frank C. Carlucci

                         *                                      Director                July 23, 1999
---------------------------------------------------
                Gustaf A.S. Douglas

SIGNATURE                                                         TITLE                     DATE
---------                                                         -----                     ----
                         *                                      Director                July 23, 1999
---------------------------------------------------
                M. Kathryn Eickhoff

                         *                                      Director                July 23, 1999
---------------------------------------------------
                   J. Soren Gyll

                         *                                      Director                July 23, 1999
---------------------------------------------------
              R.L. Berthold Lindqvist

                         *                                      Director                July 23, 1999
---------------------------------------------------
                   Olof G. Lund

                         *                                      Director                July 23, 1999
---------------------------------------------------
                C. Steven McMillan

                         *                                      Director                July 23, 1999
---------------------------------------------------
                 William U. Parfet

                         *                                      Director                July 23, 1999
---------------------------------------------------
                  Ulla B. Reinius

                         *                                      Director                July 23, 1999
---------------------------------------------------
                 Bengt Samuelsson



*By       /s/ RICHARD COLLIER

    -----------------------------------

    Richard Collier


    Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT                               DESCRIPTION
-------                               -----------
 1.1      --  Form of Underwriting Agreement for the Securities.*
 4.1      --  Restated Certificate of Incorporation of Pharmacia & Upjohn
               (incorporated by reference to Exhibits 4.1 and 4.2 to
               Pharmacia & Upjohn's Registration Statement on Form S-8
               filed May 3, 1996).*
 4.2      --  Restated By-Laws of Pharmacia & Upjohn (incorporated by reference to Exhibit 3.2 to Pharmacia & Upjohn's Annual
               Report on Form 10-K for the year ended December 31, 1998,
               filed March 30, 1999).*
 4.3      --  Form of Indenture.*
 4.4      --  Form of Debt Securities (included in Exhibit 4.3).*
 4.5      --  Form of Debt Warrant Agreement between Pharmacia & Upjohn,
               Inc. and the Debt Warrant Agent, including a form of Debt
               Warrant Certificate.*
 5        --  Opinion of Sullivan & Cromwell.*
12.1      --  Computation of Earnings to Fixed Charges and Earnings to
               Fixed Charges and Preferred Stock Dividends.*
15        --  Awareness Letter from PricewaterhouseCoopers LLP, concerning unaudited interim financial information.*
23(a)     --  Consent of PricewaterhouseCoopers LLP.*
23(b)     --  Consent of Sullivan & Cromwell (included in Exhibit 5).*
24.1      --  Powers of Attorney (included in signature page).*
25.1      --  Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939, as amended, of The Bank of New York.*


---------------

*Previously filed